Exhibit 99.1

1st Source Corporation Quarterly Earnings Up, Dividend Announced

    Business Editors

    SOUTH BEND, Ind.--(BUSINESS WIRE)--July 28, 2003--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $4.69 million for the second quarter of 2003, up 69.50 percent over the $2.77 million reported in the second quarter of 2002. During the first six months of 2003, net income for 1st Source Corporation was $9.15 million, a 31.19 percent increase over the $6.98 million reported for the same period in 2002.
    Diluted net income per common share for the second quarter of 2003 amounted to $0.22, up 69.23 percent compared with $0.13 reported in the second quarter of 2002. Diluted net income per share for the first two quarters of 2003 was $0.43, an increase of 30.30 percent over the $0.33 reported in the same period a year ago.
    Earnings for the second quarter of 2003 represent a return on average common shareholders' equity of 5.95 percent, as compared to
3.59 percent for the second quarter of 2002. Return on average total assets for the second quarter of 2003 was 0.57 percent versus 0.32 percent reported in the second quarter of 2002.
    Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at the July meeting, the Board of Directors approved a cash dividend for the second quarter of $ 0.09 per share. The cash dividend will be payable on August 15, 2003 to shareholders of record August 5, 2003. The cash dividend is equal to the second quarter cash dividend in 2002.
    Mr. Murphy commented, "We are pleased with the slight improvement in our earnings and the slowly improving credit picture. Progress has occurred without substantial improvement in the overall economy, which especially affects our transportation financing areas. The Commercial, Consumer, and Trust Banking businesses all did quite well during the quarter and mortgage volumes in both the Bank and Trustcorp (our mortgage banking subsidiary) were at record levels."
    "We made good progress in disposing of repossessed aircraft from both the Bank's and our securitized portfolio over the last year. The credit problems of early 2002 cascaded throughout the year and we finished 2002 having repossessed 52 aircraft. Through June 30, 2003, we have repossessed or taken control of another 6 aircraft. We arranged for disposal of 39 planes leaving us with 19 repossessed aircraft at the end of June. Additionally, we have seen some stabilizing of the market values for aircraft and are hopeful that we can continue to work down these problems. Having said this, we know that there will continue to be some strong volatility in repossessions and nonperforming assets among aircraft operators. We have also seen an increase in the delinquency of our construction machinery customers as they deal with bad weather and slow payment from state and municipal governments."
    Mr. Murphy concluded, "We are especially pleased that we were able to end the quarter with an increase in the reserve for loan losses which now totals $63.19 million, up from $61.84 million at the close of the last quarter. Our reserve is 3.01 percent of outstanding loans, and covers our non-performing loans 1.50 times. Overall, our core businesses performed well during the quarter, and our credit situation has improved over last year."
    1st Source's reserve for loan losses as of June 30, 2003 increased to 3.01 percent of total loans compared to 2.92 percent in first quarter 2003. For the second quarter of 2003, 1st Source's provision for loan losses was $4.90 million compared to $5.55 million in the first quarter of 2003. Net charge-offs were $3.55 million for the second quarter 2003 compared to $2.92 million last quarter. The ratio of nonperforming assets to net loans and leases was 2.67 percent on June 30, 2003, compared to 3.17 percent on March 31, 2003.
    Tax-equivalent net interest income was $27.50 million for the second quarter of 2003, down 10.56 percent from 2002's second quarter. The net interest margin was 3.66 percent for the second quarter of 2003 versus 3.90 percent for the same period in 2002. For the first six months of 2003, tax-equivalent interest income was $54.82 million compared to $62.09 million for the first six months of 2002, a decrease of 11.72 percent. The net interest margin was 3.69 percent for the six months ending June 30, 2003, versus 3.95 percent for the same period in 2002. Both the lower tax-equivalent net interest income and the lower margin were due to reduced earning assets and reduced asset yields, reflecting the effect of fewer loans and lower market interest rates.
    Noninterest income for the second quarter of 2003 was $21.92 million, up 22.16 percent from the second quarter of 2002. In the second quarter, loan servicing and sale income was up as increased mortgage revenue more than offset mortgage servicing rights valuation adjustments and decreased securitization income. Insurance commissions and trading security income also increased in 2003, while equipment rental income decreased due to a decrease in equipment owned under operating leases. For the first six months of 2003, noninterest income was $41.96 million, up 14.56 percent from 2002. Significant items affecting comparability between six month periods included: increased mortgage revenue, insurance commissions, and trading security income; and decreased securitization income and equipment rental income.
    Noninterest expense was $37.28 million for the second quarter of 2003, compared with $33.66 million for the second quarter of 2002. For the first six months, noninterest expense was $72.08 million, compared with $65.91 million for the same period in 2002. In general, noninterest expense in 2003 reflects higher personnel expense and an increase in expenses related to loan collection. As 1st Source continues to work through problem loans and dispose of collateral primarily in its aircraft and auto financing businesses, expenses in this area remain higher than one year ago.
    During the second quarter, 1st Source began to voluntarily liquidate its aircraft and auto rental loan securitization due to reduced loan demand and strong deposit base. The 1st Source Master Trust Securitization was issued in July 1998 with a seven year revolving period followed by scheduled amortization beginning July 2005. As of June 30, 2003, there were $309.06 million outstanding auto and aircraft loans as compared to $387.79 million at December 31, 2002.
    As of June 30, 2003, the 1st Source common equity-to-assets ratio was 9.63 percent compared to 9.05 percent a year ago. Common shareholders' equity was $317.17 million, up 1.83 percent from the $311.48 million a year ago. Total assets at the end of the second quarter of 2003 were $3.29 billion, down 4.30 percent from the same time last year. Total deposits were down 5.29 percent and total loans were down 11.67 percent over the comparable figures at the end of the second quarter of 2002.
    1st Source Corporation is the largest locally owned financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with innovative products and highly personalized services. 1st Source also competes for business nationally by offering specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, heavy duty trucks, construction and environmental equipment. 1st Source Bank has 60 banking centers located in 15 counties; Trustcorp Mortgage has 7 offices located in Indiana, Ohio and Michigan; and the 1st Source Bank Specialty Finance Group has 23 outlets located nationwide. With a history dating back to 1863, 1st Source has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.
    1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the NASDAQ Stock Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Boenning & Scattergood, Inc.; Crowell, Weedon & Company, Dain Rauscher, Inc.; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Morgan Stanley & Company; NatCity Investments; Sandler O'Neill & Partners; Schwab Capital Markets; Stifel, Nicolaus & Company, Incorporated; and William Blair & Company.
    A portion of 1st Source's fixed and floating rate cumulative trust preferred securities are traded on the NASDAQ stock market under the symbols "SRCEP" and "SRCEO", respectively. The rate on the fixed rate securities is 9.0 percent and the rate for the third quarter, 2003 on the floating rate securities is 3.16 percent. Marketmakers in those securities are Goldman, Sachs & Company; Howe, Barnes Investments, Inc.; Schwab Capital Markets; and Stifel, Nicolaus & Company, Incorporated.

    Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.



1st SOURCE CORPORATION
2nd QUARTER 2003 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands except Per Share Data)

                             3 Months Ended        6 Months Ended
                                 June 30               June 30
                             2003       2002       2003       2002

END OF PERIOD BALANCES
  Assets                                        $3,294,473 $3,442,347
  Loans                                          2,098,788  2,376,043
  Deposits                                       2,643,744  2,791,336
  Reserve for Loan Losses                           63,194     57,420
  Intangible Assets                                 27,034     29,215
  Common Shareholders'
   Equity                                          317,172    311,478


AVERAGE BALANCES
  Assets                  $3,299,570 $3,477,245 $3,286,796 $3,483,249
  Earning Assets           3,013,449  3,163,082  2,995,225  3,168,943
  Investments                670,173    643,147    663,215    646,116
  Loans                    2,112,248  2,392,107  2,131,930  2,393,975
  Deposits                 2,625,319  2,786,071  2,604,273  2,777,294
  Interest Bearing
   Liabilities             2,500,961  2,778,062  2,508,611  2,779,655
  Common Shareholders'
   Equity                    315,934    309,104    313,887    310,399


INCOME STATEMENT DATA
  Net Interest Income     $   26,740 $   29,952 $   53,296 $   60,493
  Net Interest Income
   - FTE                      27,504     30,752     54,816     62,094
  Provision for
   Loan Losses                 4,901     10,750     10,451     22,559
  Noninterest Income          21,918     17,942     41,957     36,624
  Noninterest Expense         37,275     33,663     72,077     65,908
  Net Income                   4,690      2,767      9,150      6,975

PER SHARE DATA
  Basic Net Income
   Per Common Share       $     0.22 $     0.13 $     0.43 $     0.33
  Diluted Net Income
   Per Common Share             0.22       0.13       0.43       0.33
  Cash Dividends
   Per Common Share            0.090      0.090      0.180      0.180
  Book Value
   Per Common Share            15.05      14.86      15.05      14.86
  Market Value -- High        19.500     26.890     19.500     26.890
  Market Value -- Low         12.570     21.000     12.570     19.750
  Basic Weighted
   Avg Common Shares
   Outstanding            21,071,946 20,950,747 21,036,329 20,909,450
  Diluted Weighted
   Avg Common Shares
   Outstanding            21,407,824 21,368,441 21,368,940 21,297,194


KEY RATIOS
  Return on Average Assets     0.57%      0.32%      0.56%      0.40%
  Return on Average Common
   Shareholders' Equity         5.95       3.59       5.88       4.53
  Average Common
   Shareholders' Equity
   to Average Assets            9.58       8.89       9.55       8.91
  End of Period Tangible
   Common Equity to
   Tangible Assets              8.88       8.27       8.88       8.27
  Net Interest Margin           3.66       3.90       3.69       3.95
  Efficiency:  Expense
   to Revenue                  72.18      64.82      70.95      61.77
  Net Charge Offs
   to Average Loans             0.67       1.88       0.61       1.92
  Loan Loss Reserve
   to Loans                     3.01       2.42       3.01       2.42
  Nonperforming Assets
   to Loans and Leases          2.67       2.45       2.67       2.45

ASSET QUALITY
  Loans Past Due
   90 Days or More                              $      289 $      411
  Non-accrual Loans                                 41,930     51,483
  Other Real Estate Owned                            3,213      3,362
  Repossessions                                     12,583      4,591
  Equipment Owned Under Operating Leases               168      1,149
  Total Nonperforming Assets                        58,183     60,996



1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
1st Source Corporation and Subsidiaries
(Unaudited - Dollars in thousands)

                                               June 30,     June 30,
                                                 2003         2002
ASSETS
  Cash and due from banks                    $   122,422  $    91,453
  Federal funds sold and interest bearing
   deposits with other banks                      61,351       23,411
  Investment securities available-for-sale
    (amortized cost of $676,431 and $636,598
     at June 30, 2003 and 2002, respectively)    684,926      645,681

  Trading account securities                      13,303           --

  Mortgages held for sale                        125,724       84,916

  Loans - net of unearned discount
       Commercial and agricultural loans         427,760      465,114
       Truck and automobile financing            486,712      438,262
       Aircraft financing                        288,110      409,012
       Construction equipment financing          270,582      353,089
       Loans secured by real estate              527,047      593,672
       Consumer loans                             98,577      116,894
                                             ------------ ------------
  Total Loans                                  2,098,788    2,376,043
       Reserve for loan losses                   (63,194)     (57,420)
                                             ------------ ------------
  Net Loans                                    2,035,594    2,318,623

  Equipment owned under operating leases,
   net of accumulated depreciation                80,135      109,467
  Premises and equipment                          39,376       42,008
  Other assets                                   131,642      126,788
                                             ------------ ------------

  Total Assets                               $ 3,294,473  $ 3,442,347
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest bearing                      $   444,705  $   352,454
    Interest bearing                           2,199,039    2,438,882
                                             ------------ ------------
  Total Deposits                               2,643,744    2,791,336

  Federal funds purchased and securities
   sold under agreements to repurchase           172,586      194,601
  Other short-term borrowings                     35,707       39,619
  Long-term debt                                  17,253       11,818
  Guaranteed junior subordinated debentures       54,750       44,750
  Other liabilities                               53,261       48,745
                                             ------------ ------------
  Total Liabilities                            2,977,301    3,130,869

  Shareholders' equity:
    Preferred stock-no par value                      --           --
    Common stock-no par value                      7,578        7,579
    Capital surplus                              214,001      214,001
    Retained earnings                             95,855       91,651
    Cost of common stock in treasury              (5,535)      (7,382)
    Accumulated other comprehensive income         5,273        5,629
                                             ------------ ------------
  Total Shareholders' Equity                     317,172      311,478
                                             ------------ ------------
       Total Liabilities and
        Shareholders' Equity                 $ 3,294,473  $ 3,442,347
                                             ============ ============



1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
1st Source Corporation and Subsidiaries
(Unaudited - Dollars in thousands)

                                Three Months Ended  Six Months Ended
                                      June 30            June 30
                                   2003     2002      2003     2002

INTEREST AND FEE INCOME
  Loans                          $ 36,103 $ 43,134  $ 72,713 $ 88,324
  Investment securities:
     Taxable                        4,710    5,586     9,244   11,322
     Tax-exempt                     1,445    1,550     2,880    3,092
  Other                               295      127       445      198
                                 -------- --------  -------- --------

Total Interest Income              42,553   50,397    85,282  102,936

INTEREST EXPENSE
  Deposits                         13,187   18,227    26,958   37,906
  Short-term borrowings             1,498    1,211     2,762    2,528
  Guaranteed preferred beneficial
   interests in the Company's
   subordinated debentures            941      794     1,881    1,585
  Long-term debt                      187      213       385      424
                                 -------- --------  -------- --------

Total Interest Expense             15,813   20,445    31,986   42,443
                                 -------- --------  -------- --------

Net Interest Income                26,740   29,952    53,296   60,493
Provision for loan losses           4,901   10,750    10,451   22,559
                                 -------- --------  -------- --------

Net Interest Income After
  Provision for Loan Losses        21,839   19,202    42,845   37,934

NONINTEREST INCOME
  Trust fees                        2,736    2,661     5,376    5,321
  Service charges on
   deposit accounts                 3,922    3,684     7,646    7,155
  Loan servicing and sale income    4,445    1,124     7,651    3,579
  Equipment rental income           6,455    7,464    13,226   14,744
  Other income                      4,635    3,009     8,613    6,313
  Investment securities and
   other investment losses           (275)       0      (555)    (488)
                                 -------- --------  -------- --------

Total Noninterest Income           21,918   17,942    41,957   36,624
                                 -------- --------  -------- --------

NONINTEREST EXPENSE
  Salaries and
   employee benefits               18,290   16,417    35,537   32,995
  Net occupancy expense             1,785    1,678     3,649    3,380
  Furniture and
   equipment expense                2,677    2,626     5,318    5,355
  Depreciation -- leased
   equipment                        5,050    5,966    10,408   12,113
  Supplies and communications       1,558    1,594     3,069    3,261
  Repossession valuation
   adjustments, loan collection
   and repossession expenses        3,972    1,438     5,570    1,875
  Other                             3,943    3,944     8,526    6,929
                                 -------- --------  -------- --------

Total Noninterest Expense          37,275   33,663    72,077   65,908
                                 -------- --------  -------- --------

Income Before Income Taxes          6,482    3,481    12,725    8,650
Income Taxes                        1,792      714     3,575    1,675
                                 -------- --------  -------- --------

Net Income                       $  4,690 $  2,767  $  9,150 $  6,975
                                 ======== ========  ======== ========


    The NASDAQ Stock Market National Market Symbol: SRCE (CUSIP
#336901 10 3) Contact us at shareholder@1stsource.com.

    CONTACT: 1st Source Corporation
             Larry Lentych, 574-235-2702
             or
             Andrea Short, 574-235-2348